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                                                                    Exhibit 11.1
                             NATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                        Computation of Earnings Per Unit





                                                 For the Three Months                     For the Six Months
                                                    Ended June 30,                          Ended June 30,
                                          ----------------------------------      ---------------------------------
                                               1996                 1995                1996              1995
                                          --------------      --------------      ---------------     -------------
                                                          (dollars in thousands, except per unit)
Net (loss)....................            $         (378)     $       (1,377)     $          (846)    $      (2,581)

 Less - General Partners'
   1.99% Interest............                         (8)                (27)                 (17)              (51)
                                          --------------      --------------      ---------------     -------------

Net (loss) allocable to
 Limited Partner.............             $         (370)     $       (1,350)     $          (829)    $      (2,530)
                                          ==============      ==============      ===============     =============


Earnings Per Unit

 Net (loss)..................             $         (.06)     $         (.22)     $          (.14)    $        (.40)
                                          ==============      ==============      ===============     =============


Weighted average units of
 limited partner interest
 used in computing earnings
 per unit....................                  6,417,832           6,418,140            6,417,832         6,418,176
                                          ==============      ==============      ===============     =============





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